                                RESTATED BYLAWS

                                       OF

                           ACTIVE VOICE CORPORATION

                                RESTATED BYLAWS
                                       OF
                            ACTIVE VOICE CORPORATION

                               TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                             ---------
ARTICLE I SHAREHOLDERS.....................................................................................          1
  1.1         ANNUAL MEETING                                                                                         1
              1.1.1 TIME AND PLACE OF MEETING..............................................................          1
              1.1.2 BUSINESS CONDUCTED AT MEETING..........................................................          1
  1.2         SPECIAL MEETINGS                                                                                       2
  1.3         NOTICE OF MEETING............................................................................          3
              1.3.1 NOTICE OF SPECIAL MEETING..............................................................          3
              1.3.2 PROPOSED ARTICLES OF AMENDMENT, MERGER, EXCHANGE, SALE, LEASE, OR DISPOSITION..........          4
              1.3.3 PROPOSED DISSOLUTION...................................................................          4
              1.3.4 DECLARATION OF MAILING.................................................................          4
              1.3.5 WAIVER OF NOTICE.......................................................................          4
              1.4 QUORUM; VOTE REQUIREMENT.................................................................          4
  1.5         ADJOURNED MEETINGS...........................................................................          5
  1.6         FIXING RECORD DATE...........................................................................          5
  1.7         SHAREHOLDERS' LIST FOR MEETING...............................................................          6
  1.8         RATIFICATION.................................................................................          6
  1.9         ACTION BY SHAREHOLDERS WITHOUT A MEETING.....................................................          6
  1.10        TELEPHONIC MEETINGS..........................................................................          7

ARTICLE II BOARD OF DIRECTORS..............................................................................          7
  2.1         RESPONSIBILITY OF BOARD OF DIRECTORS.........................................................          7
  2.2         NUMBER OF DIRECTORS; QUALIFICATION...........................................................          7
  2.3         ELECTION OF DIRECTORS; NOMINATIONS...........................................................          8
              2.3.1 ELECTION AND TERM OF OFFICE............................................................          8
              2.3.2 NOMINATIONS FOR DIRECTORS..............................................................          8
  2.4         VACANCIES....................................................................................          9
  2.5         REMOVAL......................................................................................         10
  2.6         RESIGNATION..................................................................................         10
  2.7         ANNUAL MEETING...............................................................................         10
  2.8         REGULAR MEETINGS.............................................................................         10
  2.9         SPECIAL MEETINGS.............................................................................         10
  2.10        NOTICE OF MEETING............................................................................         10
  2.11        QUORUM OF DIRECTORS..........................................................................         11
  2.12        DISSENT BY DIRECTORS.........................................................................         12
  2.13        ACTION BY DIRECTORS WITHOUT A MEETING........................................................         12
  2.14        TELEPHONIC MEETINGS..........................................................................         12
  2.15        COMPENSATION.................................................................................         12
  2.16        COMMITTEES...................................................................................         13

ARTICLE III OFFICERS.......................................................................................         14
  3.1         APPOINTMENT..................................................................................         14
  3.2         QUALIFICATION................................................................................         14
  3.3         OFFICERS ENUMERATED..........................................................................         14
              3.3.1 CHAIRMAN OF THE BOARD..................................................................         14
              3.3.2 PRESIDENT..............................................................................         14
              3.3.3 VICE PRESIDENTS........................................................................         15
              3.3.4 SECRETARY..............................................................................         15


              3.3.5 TREASURER..............................................................................         16
  3.4         DELEGATION...................................................................................         16
  3.5         RESIGNATION..................................................................................         16
  3.6         REMOVAL......................................................................................         16
  3.7         VACANCIES....................................................................................         16
  3.8         OTHER OFFICERS AND AGENTS....................................................................         16
  3.9         COMPENSATION.................................................................................         17
  3.10        GENERAL STANDARDS FOR OFFICERS...............................................................         17

ARTICLE IV CONTRACTS, CHECKS AND DRAFTS....................................................................         17
  4.1         CONTRACTS....................................................................................         17
  4.2         CHECKS, DRAFTS, ETC..........................................................................         17
  4.3         DEPOSITS.....................................................................................         18

ARTICLE V STOCK............................................................................................         18
  5.1         ISSUANCE OF SHARES...........................................................................         18
  5.2         CERTIFICATES OF STOCK........................................................................         18
  5.3         STOCK RECORDS................................................................................         19
  5.4         RESTRICTIONS ON TRANSFER.....................................................................         19
  5.5         TRANSFERS....................................................................................         19

ARTICLE VI RECORDS OF CORPORATE MEETINGS...................................................................         20

ARTICLE VII FINANCIAL MATTERS..............................................................................         20

ARTICLE VIII DISTRIBUTIONS.................................................................................         20

ARTICLE IX CORPORATE SEAL..................................................................................         21

ARTICLE X INDEMNIFICATION..................................................................................         21
  10.1        DEFINITIONS..................................................................................         21
  10.2        MANDATORY INDEMNIFICATION....................................................................         21
  10.3        INSURANCE....................................................................................         21
  10.4        CHANGES IN LAW...............................................................................         22
  10.5        EXCLUSIVITY; NATURE OF RIGHTS; AMENDMENT.....................................................         22

ARTICLE XI MISCELLANY......................................................................................         22
  11.1        COMMUNICATIONS BY FACSIMILE..................................................................         22
  11.2        INSPECTOR OF ELECTIONS.......................................................................         22
  11.3        RULES OF ORDER...............................................................................         23
  11.4        CONSTRUCTION.................................................................................         23
  11.5        SEVERABILITY.................................................................................         23

ARTICLE XII AMENDMENT OF BYLAWS............................................................................         24

ARTICLE XIII AUTHENTICATION................................................................................         24

                        RESTATED BYLAWS
                               OF
                    ACTIVE VOICE CORPORATION

    These Bylaws are promulgated pursuant to the Washington Business Corporation Act, as set forth in Title 23B of the Revised Code of Washington (the "Act").

                           ARTICLE I
                          SHAREHOLDERS

    1.1  ANNUAL MEETING.

         1.1.1 TIME AND PLACE OF MEETING. The annual meeting of the share holders of the corporation for the election of directors and for the trans action of such other business as may properly come before the meeting shall be held each year at a place, day, and time to be set by the Board of Directors.

         1.1.2  BUSINESS CONDUCTED AT MEETING.

              (a) At an annual meeting of shareholders, an item of business may be conducted, and a proposal may be considered and acted upon, only if such item or proposal is brought before the annual meeting (i) by, or at the direction of, the Board of Directors, or (ii) by any shareholder of the corporation who is entitled to vote at the meeting and who complies with the procedures set forth in the remainder of this Section 1.1.2. This Section
1.1.2 shall not apply to matters of procedure that, pursuant to Section 11.3(a) of these Bylaws, are subject to the authority of the chairman of the meeting.

              (b) For an item of business or proposal to be brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a share holder's notice must be delivered to, or mailed and received at, the principal office of the corporation not less than seventy (70) days prior to the date scheduled for the annual meeting (regardless of any postponements, deferrals or adjournments of that meeting to a later date), or, if notice or public disclosure of the date scheduled for the annual meeting is not given or made at least eighty (80) days prior thereto, not more than ten (10) days following the day on which notice of the date scheduled for the annual meeting is mailed or the day on which disclosure of that date is made, whichever is earlier.

              (c)  A shareholder's notice to the Secretary under
Section 1.1.2(b) shall set forth, as to each item of business or proposal the shareholder intends to bring before the annual meeting (i) a brief description of the item of business or proposal and the reasons for bringing it before the annual meeting, (ii) the name and address, as they appear on the corporation's books, of the shareholder and of any other shareholders that the shareholder knows or anticipates will support the item of business or proposal, (iii) the number and class of shares of stock of the corporation that are beneficially owned on the date of such notice by the shareholder and by any such other share holders, and (iv) any financial interest of the shareholder or any such other shareholders in such item of business or proposal.

              (d) The Board of Directors, or a designated committee thereof, may reject a shareholder's notice that is not timely given in accordance with the terms of Section 1.1.2(b). If the Board of Directors, or a designated committee thereof, determines that the information provided in a shareholder's notice does not satisfy the requirements of Section 1.1.2(c) in any material respect, the Secretary of the corporation shall notify the shareholder of the deficiency in the notice. The shareholder shall have an opportunity to cure the deficiency by providing additional information to the Secretary within such period of time, not to exceed five (5) days from the date such deficiency notice is given to the shareholder, as the Board of Directors or such committee shall reasonably determine. If the deficiency is not cured within such period, or if the Board of Directors or such committee determines that the additional information provided by the shareholder, together with information previously provided, does not satisfy the requirements of Section 1.1.2(c) in any material respect, then the Board of Directors or such committee may reject the share holder's notice.

              (e) Notwithstanding the procedures set forth in Section 1.1.2(d), if a shareholder desires to bring an item of business or proposal before an annual meeting, and neither the Board of Directors nor any committee thereof has made a prior determination of whether the shareholder has complied with the procedures set forth in this Section 1.1.2 in connection with such item of business or proposal, then the chairman of the annual meeting shall determine and declare at the annual meeting whether the shareholder has so complied. If the chairman determines that the shareholder has so complied, then the chairman shall so state and ballots shall be provided for use at the meeting with respect to such item of business or proposal. If the chairman determines that the shareholder has not so complied, then, unless the chairman, in his sole and absolute discretion, determines to waive such compliance, the chairman shall state that the shareholder has not so complied and the item of business or proposal shall not be brought before the annual meeting.

              (f) This Section 1.1.2 shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors and committees of the Board of Directors, but, in connection with such reports, no item of business may be conducted, and no proposal may be considered and acted upon, unless there has been compliance with the procedures set forth in this Section 1.1.2 in connection therewith.

    1.2 SPECIAL MEETINGS. Special meetings of the shareholders for any purpose or purposes may be called at any time by the Board of Directors or by the Chairman of the Board (if one be appointed) or by the President or by one or more shareholders holding shares representing not less than one-tenth (1/10) of all the votes entitled to be cast on any issue proposed to be considered at that meeting, to be held at such time and place as the Board or the Chairman (if one be appointed) or the President may prescribe; provided, that, at any time when the corporation is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), special meetings of the shareholders for any purpose or purposes may be called at any time only by the Board of Directors or the Chairman of the Board (if one be appointed) or the President or one or more shareholders holding shares representing not less than twenty-five percent (25%) of all the votes entitled to be cast on any issue proposed to be considered at that meeting.

    If a special meeting is called by any person or persons other than the Board of Directors or the Chairman of the Board (if one be appointed) or the President, then a written demand, describing with reasonable clarity the purpose or purposes for which the meeting is called and specifying the general nature of the business proposed to be transacted, shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the Secretary of the corporation. Upon receipt of such a demand, the Secretary shall cause notice of such meeting to be given, within thirty (30) days after the date the demand was delivered to the Secretary, to the shareholders entitled to vote, in accordance with the provisions of
Section 1.3 of these Bylaws.

    1.3 NOTICE OF MEETINGS. Except as otherwise provided below, the Secretary, Assistant Secretary, or any transfer agent of the corporation shall give, in any manner permitted by law, not less than ten (10) nor more than sixty (60) days before the date of any meeting of shareholders, written notice stating the place, day, and time of the meeting to each shareholder of record entitled to vote at such meeting. If mailed, notice to a shareholder with first-class postage prepaid, correctly addressed to the shareholder at the shareholder's address as it appears on the current record of shareholders of the corporation, shall be effective when mailed. Otherwise, written notice shall be effective at the earliest of the following: (a) when received, (b) five (5) days after its deposit in the United States mail, as evidenced by the postmark, if mailed with first-class postage prepaid and correctly addressed, or (c) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee.

         1.3.1 NOTICE OF SPECIAL MEETING. In the case of a special meeting, the written notice shall also state with reasonable clarity the purpose or purposes for which the meeting is called and the general nature of the business proposed to be transacted at the meeting. No business other than that within the purpose or purposes specified in the notice may be transacted at a special meeting.

         1.3.2 PROPOSED ARTICLES OF AMENDMENT, MERGER, EXCHANGE, SALE, LEASE, OR DISPOSITION. If the business to be conducted at any meeting includes any proposed amendment to the Articles of Incorporation or any proposed merger or exchange of shares, or any proposed sale, lease, exchange, or other disposition of all or substantially all of the property and assets (with or without the goodwill) of the corporation not in the usual or regular course of its business, then the written notice shall state that the purpose or one of the purposes is to consider the proposed amendment or plan of merger, exchange of shares, sale, lease, exchange, or other disposition, as the case may be, shall describe the proposed action with reasonable clarity, and shall be accompanied by a copy of the proposed amendment or plan.
Written notice of such meeting shall be given to each shareholder of record, whether or not entitled to vote at such meeting, not less than twenty (20) days before such meeting, in the manner provided in Section 1.3 above.

         1.3.3 PROPOSED DISSOLUTION. If the business to be conducted at any meeting includes the proposed voluntary dissolution of the corporation, then the written notice shall state that the purpose or one of the purposes is to consider the advisability thereof. Written notice of such meeting shall be given to each shareholder of record, whether or not entitled to vote at such meeting, not less than twenty (20) days before such meeting, in the manner provided in Section 1.3 above.

         1.3.4 DECLARATION OF MAILING. A declaration of the mailing or other means of giving any notice of any shareholders' meeting, executed by the Secretary, Assistant Secretary, or any transfer or other agent of the corporation giving notice on its behalf, shall be prima facie evidence of the giving of such notice.

         1.3.5 WAIVER OF NOTICE. A shareholder may waive notice of any meeting at any time, either before or after such meeting. Except as provided below, the waiver must be in writing, be signed by the shareholder entitled to the notice, and be delivered to the corporation for inclusion in the minutes or filing with the corporate records. A shareholder's attendance at a meeting in person or by proxy waives objection to lack of notice or defective notice of the meeting unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting on the ground that the meeting is not lawfully called or convened. In the case of a special meeting, or an annual meeting at which fundamental corporate changes are considered, a shareholder waives objection to consideration of a particular matter that is not within the purpose or purposes described in the meeting notice unless the shareholder objects to considering the matter when it is presented.

    1.4 QUORUM; VOTE REQUIREMENT. A quorum shall exist at any meeting of shareholders if a majority of the votes entitled to be cast is represented in person or by proxy. Once a share is represented for any purpose at a meeting other than solely to object to holding the meeting or transacting business at the meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting. Subject to the foregoing, the determination of the voting groups entitled to vote (as required by law), and the quorum and voting requirements applicable thereto, must be made separately for each matter being considered at a meeting. In the case of any meeting of shareholders that is adjourned more than once because of the failure of a quorum to attend, those who attend the third convening of such meeting, although less than a quorum, shall nevertheless constitute a quorum for the purpose of electing directors, provided that the percentage of shares represented at the third convening of such meeting shall not be less than one-third of the shares entitled to vote.

    If a quorum exists, action on a matter (other than the election of directors) is approved by a voting group if the votes cast within the voting group favoring the action exceed the votes cast within the voting group opposing the action unless a greater number of affirmative votes is required by law or by the Articles of Incorporation.

    1.5 ADJOURNED MEETINGS. An adjournment or adjournments of any share holders' meeting, whether by reason of the failure of a quorum to attend or otherwise, may be taken to such date, time, and place as the chairman of the meeting may determine without new notice being given if the date, time, and place are announced at the meeting at which the adjournment is taken. However, if the adjournment is for more than one hundred twenty (120) days from the date set for the original meeting, a new record date for the adjourned meeting shall be fixed and a new notice of the adjourned meeting shall be given to each share holder of record entitled to vote at the adjourned meeting, in accordance with the provisions of Section 1.3 of these Bylaws. At any adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting. Any meeting at which directors are to be elected shall be adjourned only from day to day until such directors are elected.

    1.6 FIXING RECORD DATE. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders (or, subject to Section 1.5 above, any adjournment thereof), the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy (70) days prior to the meeting. If no such record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, then the day before the first notice is delivered to shareholders shall be the record date for such determination of shareholders. If no notice is given because all shareholders entitled to notice have waived notice, then the record date for the determination of shareholders entitled to notice of or to vote at a meeting shall be the date on which the last such waiver of notice was obtained. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, except as provided in Section 1.5 of these Bylaws. If no notice is given because all shareholders entitled to notice have signed a consent as described in Section
1.9 below, the record date for determining shareholders entitled to take action without a meeting is the date the first shareholder signs the consent.

    1.7 SHAREHOLDERS' LIST FOR MEETING. The corporation shall cause to be prepared an alphabetical list of the names of all of its shareholders on the record date who are entitled to notice of a shareholders' meeting or any adjournment thereof. The list must be arranged by voting group (and within each voting group by class or series of shares) and show the address of and the number of shares held by each shareholder. The shareholders' list must be available for inspection by any shareholder, beginning ten (10) days prior to the meeting and continuing through the meeting, at the principal office of the corporation or at a place identified in the meeting notice in the city where the meeting will be held. Such list shall be produced and kept open at the time and place of the meeting. During such ten-day period, and during the whole time of the meeting, the shareholders' list shall be subject to the inspection of any shareholder, or the shareholder's agent or attorney. In cases where the record date is fewer than ten (10) days prior to the meeting because notice has been waived by all shareholders, the Secretary shall keep such record available for a period from the date the first waiver of notice was delivered to the date of the meeting. Failure to comply with the requirements of this section shall not affect the validity of any action taken at the meeting.

    1.8 RATIFICATION. Subject to the requirements of RCW 23B.08.730, 23B.17.020, and 23B.19.040, any contract, transaction, or act of the corporation or of any director or officer of the corporation that shall be authorized, approved, or ratified by the affirmative vote of a majority of shares represented at a meeting at which a quorum is present shall, insofar as permitted by law, be as valid and as binding as though ratified by every share holder of the corporation.

    1.9 ACTION BY SHAREHOLDERS WITHOUT A MEETING. Any action which may be or which is required by law to be taken at any meeting of shareholders may be taken, without a meeting or notice of a meeting, if one or more consents in writing, setting forth the action so taken, are signed by all of the share holders entitled to vote or, in the place of any one or more of such share holders, by a person holding a valid proxy to vote with respect to the subject matter thereof, and are delivered to the corporation for inclusion in the minutes or filing with the corporate records. If notice of the proposed action to be taken by unanimous consent of the voting shareholders is required by law to be given to nonvoting shareholders, the corporation must give its nonvoting shareholders written notice of the proposed action at least ten (10) days before the action is taken. The notice must contain or be accompanied by the same material that, by law, would have been required to be sent to nonvoting shareholders in a notice of meeting at which the proposed action would have been submitted to such shareholders for action. Action taken by unanimous written consent is effective when all consents are in possession of the corporation, unless the consent specifies a later effective date. Such consent shall have the same force and effect as a meeting vote of shareholders and may be described as such in any articles or other document filed with the Secretary of State of the State of Washington.

    1.10 TELEPHONIC MEETINGS. Shareholders may participate in a meeting by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at a meeting.

                           ARTICLE II
                       BOARD OF DIRECTORS

    2.1 RESPONSIBILITY OF BOARD OF DIRECTORS. The business and affairs and property of the corporation shall be managed under the direction of a Board of Directors. A director shall discharge the duties of a director, including duties as a member of a committee, in good faith, with the care an ordinarily prudent person in a like position would exercise under similar circumstances, and in a manner the director reasonably believes to be in the best interests of the corporation. In discharging the duties of a director, a director is entitled to rely on information, opinions, reports, or statements, including financial statements and other financial data, if prepared or presented by:
(a) one or more officers or employees of the corporation whom the director reasonably believes to be reliable and competent in the matters presented;
(b) legal counsel, public accountants, or other persons as to matters the director reasonably believes are within the person's professional or expert competence; or (c) a committee of the Board of Directors of which the director is not a member, if the director reasonably believes the committee merits confidence. A director is not acting in good faith if the director has knowledge concerning the matter in question that makes reliance otherwise permitted above unwarranted. The creation of, delegation of authority to, or action by a committee does not alone constitute compliance by a director with the standards of conduct imposed by law upon directors. A director is not liable for any action taken as a director, or any failure to take any action, if the director performed the duties of the director's office in compliance with this section.

     2.2 NUMBER OF DIRECTORS; QUALIFICATION. The exact number of directors of the corporation shall be five (5) until amended in accordance with these Bylaws. No reduction of the authorized number of directors shall have the effect of removing any director before that director's term of office expires. If a greater or lesser number of directors than is specified in this section is elected by the shareholders, then election of that number shall automatically be deemed to constitute an amendment to these Bylaws. No director need be a shareholder of the corporation or a resident of Washington. Each director must be at least eighteen (18) years of age.

    2.3  ELECTION OF DIRECTORS; NOMINATIONS.

         2.3.1 ELECTION AND TERM OF OFFICE. At each annual meeting of share holders, the shareholders shall elect directors. Each director shall hold office until the next succeeding annual meeting or, in the case of staggered terms as permitted by RCW 23B.08.060, for the term for which he is elected, and in each case until his successor shall have been elected and qualified.

         2.3.2  NOMINATIONS FOR DIRECTORS.

              (a) Nominations of candidates for election as directors at an annual meeting of shareholders may only be made (i) by, or at the direction of, the Board of Directors, or (ii) by any shareholder of the corporation who is entitled to vote at the meeting and who complies with the procedures set forth in the remainder of this Section 2.3.2.

              (b) If a shareholder proposes to nominate one or more candidates for election as directors at an annual meeting, the shareholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a shareholder's notice must be delivered to, or mailed and received at, the principal office of the corporation not less than seventy (70) days prior to the date scheduled for the annual meeting (regardless of any postponements, deferrals or adjournments of that meeting to a later date), or, if notice or public disclosure of the date scheduled for the annual meeting is not given or made at least eighty (80) days prior thereto, not more than ten (10) days following the day on which notice of the date scheduled for the annual meeting is mailed or the day on which disclosure of that date is made, whichever is earlier.

              (c) A shareholder's notice to the Secretary under Section 2.3.2(b) shall set forth, as to each person whom the shareholder proposes to nominate for election as a director (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the number and class of shares of stock of the corporation that are beneficially owned on the date of such notice by such person, and (iv) if the corporation at such time has any security registered pursuant to Section 12 of the Exchange Act, any other information relating to such person required to be disclosed in solicitations of proxies with respect to nominees for election as directors pursuant to Regulation 14A under the Exchange Act, including but not limited to information required to be disclosed by Schedule 14A of Regulation 14A, and any other information that the shareholder would be required to file with the Securities and Exchange Commission in connection with the shareholder's nomination of such person as a candidate for director or the shareholder's opposition to any candidate for director nominated by, or at the direction of, the Board of Directors. In addition to the above information, a shareholder's notice to the Secretary under Section 2.3.2(b) shall (A) set forth (i) the name and address, as they appear on the corporation's books, of the shareholder and of any other share holders that the shareholder knows or anticipates will support any candidate or candidates nominated by the shareholder, and (ii) the number and class of shares of stock of the corporation that are beneficially owned on the date of such notice by the shareholder and by any such other shareholders, and (B) be accompanied by a written statement, signed and acknowledged by each candidate nominated by the shareholder, that the candidate agrees to be so nominated and to serve as a director of the corporation if elected at the annual meeting.

              (d) The Board of Directors, or a designated committee thereof, may reject any shareholder's nomination of one or more candidates for election as directors if the nomination is not made pursuant to a shareholder's notice timely given in accordance with the terms of Section 2.3.2(b). If the Board of Directors, or a designated committee thereof, determines that the information provided in a shareholder's notice does not satisfy the requirements of Section 2.3.2(c) in any material respect, the Secretary of the corporation shall notify the shareholder of the deficiency in the notice. The shareholder shall have an opportunity to cure the deficiency by providing additional information to the Secretary within such period of time, not to exceed five (5) days from the date such deficiency notice is given to the shareholder, as the Board of Directors or such committee shall reasonably determine. If the deficiency is not cured within such period, or if the Board of Directors or such committee determines that the additional information provided by the share holder, together with information previously provided, does not satisfy the requirements of Section 2.3.2(c) in any material respect, then the Board of Directors or such committee may reject the shareholder's notice.

              (e) Notwithstanding the procedures set forth in Section 2.3.2(d), if a shareholder proposes to nominate one or more candidates for election as directors at an annual meeting, and neither the Board of Directors nor any committee thereof has made a prior determination of whether the shareholder has complied with the procedures set forth in this Section
2.3.2 in connection with such nomination, then the chairman of the annual meeting shall determine and declare at the annual meeting whether the shareholder has so complied. If the chairman determines that the shareholder has so complied, then the chairman shall so state and ballots shall be provided for use at the meeting with respect to such nomination. If the chairman determines that the shareholder has not so complied, then, unless the chairman, in his sole and absolute discretion, determines to waive such compliance, the chairman shall state that the shareholder has not so complied and the defective nomination shall be disregard.

    2.4 VACANCIES. Except as otherwise provided by law, any vacancy occurring in the Board of Directors (whether caused by resignation, death, or otherwise) may be filled by the affirmative vote of a majority of the directors present at a meeting of the Board at which a quorum is present, or, if the directors in office constitute less than a quorum, by the affirmative vote of a majority of all of the directors in office. Notice shall be given to all of the remaining directors that such vacancy will be filled at the meeting. However, if the vacant office was held by a director elected by a voting group composed of less than all of the voting shareholders, then the Board of Directors shall not have the power to fill such vacancy. A director elected to fill any vacancy shall hold office until the next meeting of shareholders at which directors are elected, and until his successor shall have been elected and qualified.

    2.5 REMOVAL. One or more members of the Board of Directors (including the entire Board) may be removed, with or without cause, at a special meeting of shareholders called expressly for that purpose. A director (or the entire Board) may be removed if the number of votes cast in favor of removing such director (or the entire Board) exceeds the number of votes cast against removal; provided that, if a director (or the entire Board) has been elected by one or more voting groups, only those voting groups may participate in the vote as to removal. However, if the Articles of Incorporation grant shareholders the right to cumulate their votes in the election of directors, a director may not be removed if a number of votes sufficient to elect such director under cumulative voting (computed on the basis of the number of votes actually cast at the meeting on the question of removal) is cast against such director's removal.

    2.6 RESIGNATION. A director may resign at any time by delivering written notice to the Board of Directors, its Chairman, the President, or the Secretary. A resignation is effective when the notice is delivered unless the notice specifies a later effective date.

    2.7 ANNUAL MEETING. The first meeting of each newly elected Board of Directors shall be known as the annual meeting thereof and shall be held without notice immediately after the annual shareholders' meeting or any special shareholders' meeting at which a Board is elected. Such meeting shall be held at the same place as such shareholders' meeting unless some other place shall be specified by resolution of the shareholders.

    2.8 REGULAR MEETINGS. Regular meetings of the Board of Directors may be held at such place, day, and time as shall from time to time be fixed by resolution of the Board without notice other than the delivery of such resolution as provided in Section 2.10 below.

    2.9 SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the President or the Chairman of the Board (if one be appointed) or any two or more directors, to be held at such place, day, and time as specified by the person or persons calling the meeting.

    2.10 NOTICE OF MEETING. Notice of the place, day, and time of any meeting of the Board of Directors for which notice is required shall be given, at least two (2) days preceding the day on which the meeting is to be held, by the Secretary or an Assistant Secretary, or by the person calling the meeting, in any manner permitted by law, including orally. Any oral notice given by personal communication over the telephone or otherwise may be communicated either to the director or to a person at the office of the director who, the person giving the notice has reason to believe, will promptly communicate it to the director. Notice shall be deemed to have been given on the earliest of (a) the day of actual receipt, (b) five (5) days after the day on which written notice is deposited in the United States mail, as evidenced by the postmark, with first-class postage prepaid and correctly addressed, or (c) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee.

    No notice of any regular meeting need be given if the place, day, and time thereof have been fixed by resolution of the Board of Directors and a copy of such resolution has been given to each director, either by personally delivering the copy to the director at least two (2) days, or by depositing the copy in the United States mail with first-class postage prepaid and correctly addressed to the director at the director's address as it appears on the records of the corporation at least five (5) days (as evidenced by the postmark), prior to the day of the first meeting held in pursuance thereof.

    Notice of a meeting of the Board of Directors need not be given to any director if it is waived by the director in writing, whether before or after such meeting is held. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting unless required by law, the Articles of Incorporation, or these Bylaws.

    A director's attendance at or participation in a meeting shall constitute a waiver of notice of such meeting except when a director attends or participates in a meeting for the express purpose of objecting on legal grounds prior to or at the beginning of the meeting (or promptly upon the director's arrival) to the holding of the meeting or the transaction of any business and does not thereafter vote for or assent to action taken at the meeting. Any meeting of the Board of Directors shall be a legal meeting without any notice thereof having been given if all of the directors have received valid notice thereof, are present without objecting, or waive notice thereof, or any combination thereof.

    2.11 QUORUM OF DIRECTORS. Except in particular situations where a lesser number is expressly permitted by law, and unless a greater number is required by the Articles of Incorporation, a majority of the number of directors specified in or fixed in accordance with these Bylaws shall constitute a quorum for the transaction of business, and the affirmative vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. If the number of directors in office at any time is less than the number specified in or fixed in accordance with these Bylaws, then a quorum shall consist of a majority of the number of directors in office; provided that in no event shall a quorum consist of fewer than one-third of the number specified in or fixed in accordance with these Bylaws.

    Directors at a meeting of the Board of Directors at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, provided such withdrawal does not reduce the number of directors attending the meeting below the level of a quorum.

    A majority of the directors present, whether or not constituting a quorum, may adjourn any meeting of the Board of Directors to another time and place. If the meeting is adjourned for more than forty-eight (48) hours, then notice of the time and place of the adjourned meeting shall be given before the adjourned meeting takes place, in the manner specified in Section 2.10 of these Bylaws, to the directors who were not present at the time of the adjournment.

    2.12 DISSENT BY DIRECTORS. Any director who is present at any meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless the director objects at the beginning of the meeting (or promptly upon the director's arrival) to the holding of, or the transaction of business at, the meeting; or unless the director's dissent or abstention shall be entered in the minutes of the meeting; or unless the director delivers written notice of the director's dissent or abstention to the presiding officer of the meeting before the adjournment thereof or to the corporation within a reasonable time after the adjournment of the meeting. Such right to dissent or abstention shall not be available to any director who votes in favor of such action.

    2.13 ACTION BY DIRECTORS WITHOUT A MEETING. Any action required by law to be taken or which may be taken at a meeting of the Board of Directors may be taken without a meeting if one or more consents in writing, setting forth the action so taken, shall be signed either before or after the action so taken by all of the directors and delivered to the corporation for inclusion in the minutes or filing with the corporate records. Such consent shall have the same effect as a meeting vote. Action taken under this section is effective when the last director signs the consent, unless the consent specifies a later effective date.

    2.14 TELEPHONIC MEETINGS. Except as may be otherwise restricted by the Articles of Incorporation, members of the Board of Directors may participate in a meeting of the Board by any means of communication by which all directors participating in the meeting may simultaneously hear each other during the meeting. Participation by such means shall constitute presence in person at a meeting.

    2.15 COMPENSATION. By resolution of the Board of Directors, the directors may be paid their expenses, if any, and may be paid a fixed sum or a stated salary as a director, for attendance at each meeting of the Board. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

    2.16 COMMITTEES. The Board of Directors, by resolution adopted by the greater of (a) a majority of all of the directors in office, or (b) the number of directors required by the Articles of Incorporation or these Bylaws to take action may from time to time create, and appoint individuals to, one or more committees, each of which must have at least two (2) members. If a committee is formed for the purpose of exercising functions of the Board, the committee must consist solely of directors. If the only function of a committee is to study and make recommendations for action by the full Board, the committee need not consist of directors. Members of a committee composed solely of directors, in fulfilling their standard of conduct, may rely upon Section 2.1 above. Committees of directors may exercise the authority of the Board of Directors to the extent specified by such resolution or in the Articles of Incorporation or these Bylaws. However, no committee shall:

         (a) authorize or approve a distribution (as defined in RCW 23B.01.400) except according to a general formula or method prescribed by the Board of Directors;

         (b) approve or propose to shareholders action that by law is required to be approved by shareholders;

         (c) fill vacancies on the Board of Directors or on any of its committees;

         (d)  amend the Articles of Incorporation;

         (e)  adopt, amend, or repeal Bylaws;

         (f)  approve a plan of merger not requiring shareholder approval; or

         (g) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences, and limitations of a class or series of shares, except that the Board of Directors may authorize a committee of directors (or a senior executive officer of the corporation) to do so within limits specifically prescribed by the Board of Directors.

    Committees shall be governed by the same provisions as govern the meetings, actions without meetings, notice and waiver of notice, quorum and voting requirements, and standards of conduct of the Board of Directors. The Executive Committee (if one be established) shall meet periodically between meetings of the full Board. All committees shall keep regular minutes of their meetings and shall cause them to be recorded in books kept for that purpose at the office of the corporation.

                          ARTICLE III
                            OFFICERS

    3.1 APPOINTMENT. The officers of the corporation shall be appointed annually by the Board of Directors at its annual meeting held after the annual meeting of the shareholders. If the appointment of officers is not held at such meeting, such appointment shall be held as soon thereafter as a Board meeting conveniently may be held. Except in the case of death, resignation, or removal, each officer shall hold office until the next annual meeting of the Board and until his successor is appointed and qualified.

    3.2 QUALIFICATION. None of the officers of the corporation need be a director, except as specified below. Any two or more of the corporate offices may be held by the same person.

    3.3 OFFICERS ENUMERATED. Except as otherwise provided by resolution of the Board of Directors, the officers of the corporation and their respective powers and duties shall be as follows:

         3.3.1 CHAIRMAN OF THE BOARD. The Chairman of the Board (if such an officer be appointed) shall be a director and shall perform such duties as shall be assigned to him by the Board of Directors and in any employment agreement. The Chairman shall preside at all meetings of the shareholders and at all meetings of the Board at which he is present. The Chairman may sign deeds, mortgages, bonds, contracts, and other instruments, except when the signing thereof has been expressly delegated by the Board or by these Bylaws to some other officer or agent of the corporation or is otherwise required by law to be signed by some other officer or in some other manner. If the President dies or becomes unable to act, the Chairman shall perform the duties of the President, except as may be limited by resolution of the Board of Directors, with all the powers of and subject to all the restrictions upon the President.

         3.3.2 PRESIDENT. Subject to such supervisory powers as may be given by the Board of Directors to the Chairman of the Board (if such an officer be appointed), the President shall be the chief executive officer of the corporation unless some other officer is so designated by the Board and, subject to the control of the Board and the Executive Committee (if one be established), shall supervise and control all of the assets, business, and affairs of the corporation. If no Chairman of the Board has been appointed, the President shall be a director. The President may sign certificates for shares of the corporation, deeds, mortgages, bonds, contracts, and other instruments, except when the signing thereof has been expressly delegated by the Board or by these Bylaws to some other officer or agent of the corporation or is otherwise required by law to be signed by some other officer or in some other manner. The President shall vote the shares owned by the corporation in other corporations, domestic or foreign, unless otherwise prescribed by law or resolution of the Board. In general, the President shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board from time to time. In the absence of the Chairman of the Board, the President, if a director, shall preside over all meetings of the share holders and over all meetings of the Board of Directors. The President shall have the authority to appoint one or more Assistant Secretaries and Assistant Treasurers, as he deems necessary.

         3.3.3 VICE PRESIDENTS. If no Chairman of the Board has been appointed, in the absence or disability of the President, the Vice Presidents, if any, in order of their rank as fixed by the Board of Directors or, if not ranked, a Vice President designated by the Board shall perform all the duties of the President and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President; provided that no such Vice President shall assume the authority to preside as Chairman of meetings of the Board unless such Vice President is a member of the Board. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be respectively prescribed for them by the Board, these Bylaws, the President, or the Chairman of the Board (if one be appointed).

         3.3.4  SECRETARY.  The Secretary shall:

              (a) have responsibility for preparing minutes of meetings of the shareholders and the Board of Directors and for authenticating records of the corporation;

              (b) see that all notices are duly given in accordance with the provisions of Sections 1.3, 1.5, 2.8, and 2.10 of these Bylaws and as required by law;

              (c) be custodian of the corporate records and seal of the corporation, if one be adopted;

              (d) keep a register of the post office address of each share holder and director;

              (e)  attest certificates for shares of the corporation;

              (f) have general charge of the stock transfer books of the corporation;

              (g) when required by law or authorized by resolution of the Board of Directors, sign with the President, or other officer authorized by the President or the Board, deeds, mortgages, bonds, contracts, and other instruments; and

              (h) in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned by the President or the Board of Directors.

    In the absence of the Secretary, an Assistant Secretary may perform the duties of the Secretary.

         3.3.5 TREASURER. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board shall determine. The Treasurer shall:

              (a) have charge and custody of and be responsible for all funds and securities of the corporation;

              (b) receive and give receipts for moneys due and payable to the corporation from any source whatsoever and deposit all such moneys in the name of the corporation in banks, trust companies, or other depositories selected in accordance with the provisions of these Bylaws; and

              (c) in general, perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned by the President or the Board of Directors.

    In the absence of the Treasurer, an Assistant Treasurer may perform the duties of the Treasurer.

    3.4 DELEGATION. In case of the absence or inability to act of any officer of the corporation and of each person herein authorized to act in his place, the Board of Directors may from time to time delegate the powers and duties of such officer to any other officer or other person whom it may select.

    3.5 RESIGNATION. Any officer may resign at any time by delivering notice to the corporation. Any such resignation shall take effect at the time the notice is delivered unless the notice specifies a later effective date. Unless otherwise specified therein, acceptance of such resignation by the corporation shall not be necessary to make it effective. Any resignation shall be without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

    3.6 REMOVAL. Any officer or agent may be removed by the Board with or without cause. An officer empowered to appoint another officer or assistant officer also has the power to remove any officer he would have the power to appoint whenever in his judgment the best interests of the corporation would be served thereby. The removal of an officer or agent shall be without prejudice to the contract rights, if any, of the corporation or the person so removed. Appointment of an officer or agent shall not of itself create contract rights.

    3.7 VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification, creation of a new office, or any other cause may be filled by the Board of Directors for the unexpired portion of the term or for a new term established by the Board.

    3.8 OTHER OFFICERS AND AGENTS. One or more Vice Presidents and such other officers and assistant officers as may be deemed necessary or advisable may be appointed by the Board of Directors or, to the extent provided in
Section 3.3.2 above, by the President. Such other officers and assistant officers shall hold office for such periods, have such authorities, and perform such duties as are provided in these Bylaws or as may be provided by resolution of the Board. Any officer may be assigned by the Board any additional title that the Board deems appropriate. The Board may delegate to any officer or agent the power to appoint any such assistant officers or agents and to prescribe their respective terms of office, authorities, and duties.

    3.9 COMPENSATION. Compensation, if any, for officers and other agents and employees of the corporation shall be determined by the Board of Directors, or by the President to the extent such authority may be delegated to him by the Board. No officer shall be prevented from receiving compensation in such capacity by reason of the fact that he is also a director of the corporation.

    3.10 GENERAL STANDARDS FOR OFFICERS. Officers with discretionary authority shall discharge their duties under that authority in accordance with the same standards of conduct applicable to directors as specified in
Section 2.1 above (except for subsection (c) thereof).

                           ARTICLE IV

                  CONTRACTS, CHECKS AND DRAFTS

    4.1 CONTRACTS. The Board of Directors may authorize any officer or officers or agent or agents to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation. Such authority may be general or confined to specific instances.

    Subject to the limitations set forth in RCW 23B.08.700 through 23B.08.730, 23B.17.020, and 23B.19.040, to the extent applicable:

         (a) The corporation may enter into contracts and otherwise transact business as vendor, purchaser, lender, borrower, or otherwise with its directors and shareholders and with corporations, associations, firms, and entities in which they are or may be or become interested as directors, officers, shareholders, members, or otherwise.

         (b) Any such contract or transaction shall not be affected or invalidated or give rise to liability by reason of the director's or share holder's having an interest in the contract or transaction.

    4.2 CHECKS, DRAFTS, ETC. All checks, drafts, and other orders for the payment of money, notes, and other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers or agent or agents of the corporation and in such manner as may be determined from time to time by resolution of the Board of Directors.

    4.3 DEPOSITS. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies, or other depositories as the Treasurer, subject to the direction of the Board of Directors, may select.

                           ARTICLE V

                             STOCK

    5.1 ISSUANCE OF SHARES. No shares of the corporation shall be issued unless authorized by the Board of Directors, which authorization shall include the maximum number of shares to be issued, the consideration to be received for each share, and, if the consideration is in a form other than cash, the determination of the value of the consideration.

    5.2 CERTIFICATES OF STOCK. All shares of the corporation shall be represented by certificates in such form, not inconsistent with the Articles of Incorporation, as the Board of Directors may from time to time prescribe. Certificates of stock shall be issued in numerical order and shall be signed by the President or a Vice President, attested to by the Secretary or an Assistant Secretary, and sealed with the corporate seal, if any. If any certificate is manually signed by a transfer agent or a transfer clerk and by a registrar, the signatures of the President, Vice President, Secretary or Assistant Secretary upon that certificate may be facsimiles that are engraved or printed. If any person who has signed or whose facsimile signature has been placed on a certifi cate no longer is an officer when the certificate is issued, the certificate may nevertheless be issued with the same effect as if the person were still an officer at the time of its issue. Every certificate of stock shall state:

         (a)  The state of incorporation;

         (b) The name of the registered holder of the shares represented thereby;

         (c) The number and class of shares, and the designation of the series, if any, which such certificate represents;

         (d) If the corporation is authorized to issue different classes of shares or different series within a class, either a summary of (on the face or back of the certificate), or a statement that the corporation will furnish to any shareholder upon written request and without charge a summary of, the designations, relative rights, preferences, and limitations applicable to each class and the variations in rights, preferences and limitations determined for each series, and the authority of the Board of Directors to determine variations for future series; and

         (e) If the shares are subject to transfer or other restrictions under applicable securities laws or contracts with the corporation, either a complete description of or a reference to the existence and general nature of such restrictions on the face or back of the certificate.

    5.3 STOCK RECORDS. The corporation or its agent shall maintain at the registered office or principal office of the corporation, or at the office of the transfer agent or registrar of the corporation, if one be designated by the Board of Directors, a record of its shareholders, in a form that permits preparation of a list of the names and addresses of all shareholders in alpha betical order by class of shares showing the number and class of shares held by each. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

    5.4 RESTRICTIONS ON TRANSFER. The Board of Directors shall have the authority to issue shares of the capital stock of this corporation and the certificates therefor subject to such transfer restrictions and other limitations as it may deem necessary to promote compliance with applicable federal and state securities laws, and to regulate the transfer thereof in such manner as may be calculated to promote such compliance or to further any other reasonable purpose. Except to the extent that the corporation has obtained an opinion of counsel acceptable to the corporation that transfer restrictions are not required under applicable securities laws, all certificates representing shares of the corporation shall bear the following legend (or a legend of substantially the same import) on the face of the certificate or on the reverse of the certificate if a reference to the legend is contained on the face:

         NOTICE:  RESTRICTIONS ON TRANSFER

         The securities represented by this certificate have not been registered under the Securities Act of 1933, or any state securities laws, and may not be offered, sold, transferred, encumbered, or otherwise disposed of except upon satisfaction of certain conditions. Information concerning these restrictions may be obtained from the corporation or its legal counsel. Any offer or disposition of these securities without satisfaction of said conditions will be wrongful and will not entitle the transferee to register ownership of the securities with the corporation.

    5.5 TRANSFERS. Shares of stock may be transferred by delivery of the certificates therefor, accompanied by:

         (a) an assignment in writing on the back of the certificate, or an assignment separate from certificate, or a written power of attorney to sell, assign, and transfer the same, signed by the record holder of the certificate; and

         (b) such additional documents, instruments, and other items of evidence as may be reasonably necessary to satisfy the requirements of any transfer restrictions applicable to such shares, whether arising under applicable securities or other laws, or by contract, or otherwise.

    Except as otherwise specifically provided in these Bylaws, no shares of stock shall be transferred on the books of the corporation until the outstanding certificate therefor has been surrendered to the corporation.
All certificates surrendered to the corporation for transfer shall be canceled, and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that, in case of a lost, destroyed, or mutilated certificate, a new one may be issued therefor upon such terms (including indemnity to the corporation) as the Board of Directors may prescribe.

                           ARTICLE VI

                 RECORDS OF CORPORATE MEETINGS

    The corporation shall keep, as permanent records, minutes of all meetings of its shareholders and Board of Directors, a record of all actions taken by the shareholders or Board of Directors without a meeting, and a record of all actions taken by a committee of the Board of Directors exercising the authority of the Board of Directors on behalf of the corporation. The corporation shall keep at its principal office a copy of the minutes of all shareholders' meetings that have occurred, and records of all action taken by shareholders without a meeting, within the past three (3) years. Any person dealing with the corporation may rely upon a copy of any of the records of the proceedings, resolutions, or votes of the Board or shareholders when certified by the President or Secretary.

                          ARTICLE VII

                       FINANCIAL MATTERS

    The corporation shall maintain appropriate accounting records at its principal office and shall prepare the annual financial statements required by RCW 23B.16.200. Except to the extent otherwise expressly determined by the Board of Directors or otherwise required by law, the accounting records of the corporation shall be kept and prepared in accordance with generally accepted accounting principles applied on a consistent basis from period to period. The fiscal year of the corporation shall be the calendar year unless otherwise expressly determined by the Board of Directors.

                          ARTICLE VIII

                         DISTRIBUTIONS

    The Board of Directors may from time to time authorize, and the corporation may make, distributions (as defined in RCW 23B.01.400) to its shareholders to the extent permitted by RCW 23B.06.400, subject to any limitation in the Articles of Incorporation. A director who votes for or assents to a distribution made in violation of RCW 23B.06.400 is personally liable to the corporation for the amount of the distribution that exceeds that which could have been distributed without violating RCW 23B.06.400 if it is established that the director did not perform the director's duties in compliance with Section 2.1 above.

                           ARTICLE IX

                         CORPORATE SEAL

    The Board of Directors may, but shall not be required to, adopt a corporate seal for the corporation in such form and with such inscription as the Board may determine. If such a corporate seal shall at any time be so adopted, the application of or the failure to apply such seal to any document or instrument shall have no effect upon the validity or invalidity of such document or instru ment under otherwise applicable principles of law.

                           ARTICLE X

                        INDEMNIFICATION

    As provided by Article IV, Section Fourth, of the Articles of
Incorporation:

    10.1 DEFINITIONS. The capitalized terms in this Article X shall have the meanings set forth in RCW 23B.08.500.

    10.2 MANDATORY INDEMNIFICATION. The Corporation shall indemnify and hold harmless each individual who is or was serving as a Director or officer of the Corporation or who, while serving as a Director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corpo ration, partnership, joint venture, trust, employee benefit plan, or other enterprise, against any and all Liability incurred with respect to any Proceeding to which the individual is or is threatened to be made a Party because of such service, and shall make advances of reasonable Expenses with respect to such Proceeding, to the fullest extent permitted by law, without regard to the limitations in RCW 23B.08.510 through 23B.08.550; provided that no such indemnity shall indemnify any Director or officer from or on account of
(a) acts or omissions of the Director or officer finally adjudged to be intentional misconduct or a knowing violation of law; (b) conduct of the Director or officer finally adjudged to be in violation of RCW 23B.08.310; or
(c) any trans-

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

action with respect to which it was finally adjudged that such Director or officer personally received a benefit in money, property, or services to which the Director or officer was not legally entitled.

    10.3 INSURANCE. The Corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee, or agent of the Corporation or, who, while a director, officer, employee, or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise against Liability asserted against or incurred by the individual in that capacity or arising from the individual's status as a director, officer, employee, or agent, whether or not the Corporation would have power to indemnify the individual against such Liability under RCW 23B.08.510 or 23B.08.520.

    10.4 CHANGES IN LAW. If, after the effective date of this Article X, the Act is amended to authorize further indemnification of Directors or officers, then Directors and officers of the Corporation shall be indemnified to the fullest extent permitted by the Act as so amended.

    10.5 EXCLUSIVITY; NATURE OF RIGHTS; AMENDMENT. To the extent permitted by law, the rights to indemnification and advance of reasonable Expenses conferred in this Article X shall not be exclusive of any other right which any individual may have or hereafter acquire under any statute, provision of the Bylaws, agreement, vote of shareholders or disinterested directors, or otherwise. The right to indemnification conferred in this Article X shall be a contract right upon which each Director or officer shall be presumed to have relied in determining to serve or to continue to serve as such. Any amendment to or repeal of this Article X shall not adversely affect any right or protection of a Director or officer of the Corporation for or with respect to any acts or omissions of such Director or officer occurring prior to such amendment or repeal.

                           ARTICLE XI

                           MISCELLANY

    11.1 COMMUNICATIONS BY FACSIMILE. Whenever these Bylaws require notice, consent, or other communication to be delivered for any purpose, transmission by phone, wire, or wireless equipment which transmits a facsimile of such communication shall constitute sufficient delivery for such purpose. Such communication shall be deemed to have been received by or in the possession of the addressee upon completion of the transmission.

    11.2 INSPECTOR OF ELECTIONS. Before any annual meeting of shareholders, the Board of Directors may appoint an inspector of elections to act at the meeting and any adjournment thereof. If

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

no inspector of elections is so appointed by the Board, then the chairman of the meeting may appoint an inspector of elections to act at the meeting. If any person appointed as inspector fails to appear or fails or refuses to act, then the chairman of the meeting may, and upon the request of any shareholder or a shareholder's proxy shall, appoint a person to fill that vacancy.

    Such inspector of elections shall:

         (a) determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, and, with the advice of legal counsel to the corporation, the authenticity, validity, and effect of proxies pursuant to RCW 23B.07.220 and 23B.07.240 and any procedure adopted by the Board of Directors pursuant to RCW 23B.07.230;

         (b)  receive votes, ballots, or consents;

         (c) hear and determine all challenges and questions in any way arising in connection with the right to vote;

         (d)  count and tabulate all votes or consents;

         (e)  determine the result; and

         (f) do any other acts that may be proper to conduct the election or vote with fairness to all shareholders.

    11.3 RULES OF ORDER. The rules contained in the most recent edition of Robert's Rules of Order, Revised, shall govern all meetings of shareholders and directors where those rules are not inconsistent with the Articles of Incorporation or Bylaws, subject to the following:

         (a) The chairman of the meeting shall have absolute authority over matters of procedure, and there shall be no appeal from the ruling of the chairman. If the chairman in his absolute discretion deems it advisable to dispense with the rules of parliamentary procedure for any meeting or any part thereof, the chairman shall so state and shall clearly state the rules under which the meeting or appropriate part thereof shall be conducted.

         (b) If disorder should arise which prevents continuation of the legitimate business of the meeting, the chairman may quit the chair and announce the adjournment of the meeting; upon so doing, the meeting shall be deemed immediately adjourned, subject to being reconvened in accordance with
Section 1.5 or 2.11 of these Bylaws, as the case may be.

         (c) The chairman may ask or require that anyone not a bona fide share holder or proxy leave the meeting of shareholders.

         (d) A resolution or motion at a meeting of shareholders shall be considered for vote only if proposed by a shareholder or

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

duly authorized proxy and seconded by an individual who is a shareholder or duly authorized proxy other than the individual who proposed the resolution or motion.

    11.4 CONSTRUCTION. Within these Bylaws, words of any gender shall be construed to include any other gender, and words in the singular or plural number shall be construed to include the plural or singular, respectively, unless the context otherwise requires.

    11.5 SEVERABILITY. If any provision of these Bylaws or any application thereof shall be invalid, unenforceable, or contrary to applicable law, the remainder of these Bylaws, and the application of such provisions to individuals or circumstances other than those as to which it is held invalid, unenforceable, or contrary to applicable law, shall not be affected thereby.

                          ARTICLE XII

                      AMENDMENT OF BYLAWS

    Subject to the requirements of RCW 23B.10.210 relating to supermajority quorum provisions for the Board of Directors, the Bylaws of the corporation may be amended or repealed, or new Bylaws may be adopted, by: (a) the share holders, even though the Bylaws may also be amended or repealed, or new Bylaws may also be adopted, by the Board of Directors; or (b) subject to the power of the shareholders of the corporation to change or repeal the Bylaws, the Board of Directors, unless such power is reserved, by the Articles of Incorporation or by law, exclusively to the shareholders in whole or in part, or unless the shareholders, in amending or repealing a particular bylaw, provide expressly that the Board of Directors may not amend or repeal that bylaw.

                          ARTICLE XIII

                         AUTHENTICATION

    The foregoing Restated Bylaws were read, approved, and duly adopted by the Board of Directors of Active Voice Corporation on the 1st day of September, 1993, and the President and Secretary of the corporation were empowered to authenticate such Bylaws by their signatures below.


                             /s/ Robert L. Richmond
                             ---------------------------------------
                             Robert L. Richmond, President


ATTEST:


/s/ Robert C. Greco
---------------------------------------
Robert C. Greco, Secretary


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